UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 12, 2010

Equity One, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland
(State or Other Jurisdiction of Incorporation)

001-13499	52-1794271
(Commission File Number)	(IRS Employer Identification No.

1600 NE Miami Gardens Drive
North Miami Beach, Florida  33179
(Address of Principal Executive Offices) (Zip Code)

(305) 947-1664
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

Item 7.01 Regulation FD Disclosure

Equity One, Inc., a Maryland corporation (the “Company” or “Equity One”), is hereby providing the fair value of its investment property as defined by International Financial Reporting Standards (“IFRS”) IAS 40, “Investment Property” as of  March 31, 2010. As announced previously, the Company has agreed to provide this information to Gazit-Globe Ltd. (“Gazit”), its major indirect stockholder, in connection with Gazit’s financial reports which are prepared in accordance with IFRS.

IFRS permits fair value accounting for investment property, which includes property held for sale. In addition, in accordance with IFRS, the value of straight-line rent receivables, deferred costs and intangible assets and liabilities related to income-producing property are not presented separately since they are included within the fair values of income-producing property.

In accordance with the amendments to IFRS IAS 40 which became effective January 1, 2009, investment property now includes, in addition to income-producing shopping centers, (a) property that is being constructed or developed for future use as investment property, (b) land held for long-term capital appreciation and (c) land held for undecided future use ((a) – (c) are collectively referred to herein as the “Newly Classified Investment Property”). Therefore, as of March 31, 2010, Newly Classified Investment Property, previously presented at historical cost in conformity with accounting principles generally accepted in the United States of America and IFRS, is now measured at fair value in accordance with IFRS IAS 40 and included in the total amount of investment property.

As of March 31, 2010, our consolidated property portfolio comprised 184 properties, including 170 shopping centers consisting of approximately 19.2 million square feet of gross leasable area (“GLA”), three development or redevelopment properties, six non-retail properties and five parcels of land held for development. Included in our consolidated portfolio as of March 31, 2010 are 21 shopping centers consisting of approximately 2.6 million square feet of GLA owned by DIM Vastgoed N.V., a Dutch public company (“DIM”) in which we acquired a controlling stake in January 2009. As of March 31, 2010, we owned approximately 93% of DIM’s ordinary shares outstanding. Subsequent to the end of the quarter, we acquired additional shares of DIM, increasing our ownership percentage to approximately 95.5%.

The Company recently completed a valuation review at March 31, 2010 to determine the fair value of its existing investment property portfolio. Based upon the internal review, Equity One determined that as of March 31, 2010, the fair value of its investment property was approximately $2,661,193,000.

The determination of these values required management to make significant estimates and assumptions, and the actual values achieved in the event of any property sales transactions may differ from the values incorporated into the fair value determination noted above.

The shopping center in our portfolio with the highest fair value is Westbury Plaza located in Westbury, New York with a value as of March 31, 2010 of approximately $116,000,000.

The information contained in this report on Form 8-K shall not be deemed “filed” with the Securities and Exchange Commission nor incorporated by reference in any registration statement filed by the Company under the Securities Act of 1933, as amended.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 12, 2010	EQUITY ONE, INC.

/s/ Mark Langer
Mark Langer
Executive Vice President and Chief Financial Officer (Principal Accounting and Financial Officer)

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